(SEE REVERSE SIDE FOR LEGEND)

(THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 P.M. NEW YORK CITY TIME, MAY 15, 2012)

NUMBER

W

CHINA FUNDAMENTAL ACQUISITION CORPORATION

WARRANTS

Incorporated Under the Laws of the Cayman Islands

CUSIP/ G2155W/ 2/ 8

CUSIP G9796W 11 9

WARRANT CERTIFICATE

THIS CERTIFIES THAT, for value received

[illegible]

NAME CHANGED TO
WOWJOINT HOLDINGS, LTD.

Dated:

CHINA FUNDAMENTAL ACQUISITION CORPORATION

COUNTERSIGNED:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
(Jersey City, NJ)
AS WARRANT AGENT

BY:

AUTHORIZED OFFICER

SEAL

By:

CHIEF EXECUTIVE OFFICER AND SECRETARY

ABnote North America
711 ARMSTRONG LANE, COLUMBIA, TN 38401 • (931) 388-3003

PRODUCTION COORDINATOR: HOLLY GRONER 931-490-7660
PROOF OF MARCH 30, 2010
Wowjoint Holdings
TSB 1368 FC Lot 2
Operator: JS
REVISION: NEW

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____OK AS IS ____OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF

Colors Selected for Printing: Intaglio prints in SC-7 dark blue.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

NOTE: TEXT RECEIVED BY E-MAIL IS NOT PROOFREAD WORD FOR WORD.